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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT

                                       to

                          CERTIFICATE OF INCORPORATION

                                       of

                       ANCHOR PACIFIC UNDERWRITERS, INC.

        The undersigned, James R. Duanthan and Earl Wiklund, in order to amend its Certificate of Incorporation, hereby certify as follows:

        1. They are the duly elected and acting President and Secretary, respectively, of Anchor Pacific Underwriters, Inc. a Delaware corporation (the "Corporation").

        2. Article FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

               "This corporation is authorized to issue two classes of shares designated, respectively, "Common Stock" and "Preferred Stock." The authorized number of shares of Common Stock is 50,000,000 and the authorized number of shares of Preferred Stock is 2,500,000. The stock, whether Preferred Stock or Common Stock, shall have a par value of $.02 per share."

        3. The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware. The percentage vote required was a simple majority of the outstanding shares entitled to vote thereon.

        IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this 10th day of March, 2000.

                                                /s/ James R. Dunathan
                                                --------------------------------
                                                James R. Dunathan, President


                                                /s/ Earl Wiklund
                                                --------------------------------
                                                Earl Wiklund, Secretary